     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 2002

                                                       REGISTRATION NO. 33-61669
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               APACHE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           1311                        41-0747868
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

           ONE POST OAK CENTRAL                           Z. S. KOBIASHVILI
    2000 POST OAK BOULEVARD, SUITE 100                   APACHE CORPORATION
         HOUSTON, TEXAS 77056-4400                      ONE POST OAK CENTRAL
              (713) 296-6000                     2000 POST OAK BOULEVARD, SUITE 100
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE           HOUSTON, TEXAS 77056-4400
      NUMBER, INCLUDING AREA CODE, OF                      (713) 296-6000
 REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)     (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                  TELEPHONE NUMBER, INCLUDING AREA
                                                     CODE, OF AGENT FOR SERVICE)

                                   Copies to:

               ERIC L. HARRY                             JOHN B. CLUTTERBUCK
            APACHE CORPORATION                             ANDREWS & KURTH
           ONE POST OAK CENTRAL                 MAYOR, DAY, CALDWELL & KEETON, L.L.P.
    2000 POST OAK BOULEVARD, SUITE 100                700 LOUISIANA, SUITE 1900
         HOUSTON, TEXAS 77056-4400                      HOUSTON, TEXAS 77002
              (713) 296-6000                               (713) 225-7000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable, securities are being withdrawn from registration.

If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

This Post-Effective Amendment No. 2 is being filed by the registrant, Apache Corporation ("Apache"), to remove from registration under this Registration Statement certain shares of Apache Common Stock, par value $1.25 per share ("Common Stock"), and associated Preferred Stock Purchase Rights.

Initially, 2,000,000 shares of Common Stock and associated Common Stock Purchase Rights were registered and this Registration Statement was declared effective on September 8, 1995. Subsequently, on September 21, 1995, Apache filed Post-Effective Amendment No. 1 to this Registration Statement to remove from registration 650,000 shares of Common Stock and associated Common Stock Purchase Rights, leaving 1,350,000 shares of Common Stock and associated Common Stock Purchase Rights registered. On January 31, 1996, the Preferred Stock Purchase Rights became effective and the Common Stock Purchase Rights expired.

A total of 1,186,072 shares of Common Stock and associated Preferred Stock Purchase Rights have been issued under this Registration Statement, leaving 163,928 shares of Common Stock and associated Preferred Stock Purchase Rights still available. By filing this Post-Effective Amendment No. 2, Apache hereby removes from registration all of the remaining 163,928 shares of Common Stock and associated Preferred Stock Purchase Rights, and this Registration Statement is hereby amended, as appropriate, to reflect this removal from registration.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS

  4.1 Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit 99.1 to Apache's Current Report on Form 8-K dated December 17, 1999, Commission File No. 1-4300)

  4.2 Bylaws of Apache Corporation as amended May 3, 2001 (incorporated by reference to Exhibit 3.1 to Apache's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, Commission File No.
         1-4300)

  4.3    Form of Common Stock Certificate (incorporated by reference to Exhibit
         4.1 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 1-4300)

* 4.4 Rights Agreement dated as of January 10, 1986, between Apache Corporation and First Trust Company, Inc., rights agent, relating to the declaration of Common Stock Purchase Rights to Apache's common stockholders of record on January 24, 1986 (incorporated by reference to Exhibit 4.9 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4300)

  4.5 Rights Agreement, dated January 31, 1996, between Apache Corporation and Norwest Bank Minnesota, N.A., rights agent, relating to the declaration of Preferred Stock Purchase Rights to Apache's common stockholders of record on January 31, 1996 (incorporated by reference to Exhibit (a) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, Commission File No. 1-4300)

* 5.1 Opinion of Mayor, Day, Caldwell & Keeton, L.L.P., as to legality of issuance of Common Stock (incorporated by reference to Exhibit 5.1 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

*23.1    Consent of Arthur Andersen LLP (incorporated by reference to Exhibit
         23.1 to Post-Effective Amendment No. 1 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on September 21, 1995)

*23.2 Consent of Coopers & Lybrand, Chartered Accountants (incorporated by reference to Exhibit 23.2 to Post-Effective Amendment No. 1 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on September 21, 1995)

*23.3 Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit 5.1)(incorporated by reference to Exhibit 23.3 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

*23.4 Consent of Ryder Scott, Petroleum Engineers (incorporated by reference to Exhibit 23.4 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

*24.1    Power of Attorney (included as part of the signature pages in Part
         II)(incorporated by reference to Exhibit 24.1 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

----------

*Previously filed

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                   APACHE CORPORATION



Date:   December 31, 2001          By: /s/ Z. S. Kobiashvili
                                       -----------------------------------------
                                       Z. S. Kobiashvili
                                       Senior Vice President and General Counsel


SIGNATURE                            TITLE                              DATE
---------                            -----                              ----
/s/ Raymond Plank*                   Chairman of the Board and
----------------------------------    Chief Executive Officer
Raymond Plank                          (Principal Executive Officer)



/s/ Roger B. Plank                   Executive Vice President and       December 31, 2001
----------------------------------    Chief Financial Officer
Roger B. Plank                         (Principal Financial Officer)


/s/ Thomas L. Mitchell               Vice President and Controller      December 31, 2001
----------------------------------    (Principal Accounting Officer)
Thomas L. Mitchell


*By:   /s/ Z. S. Kobiashvili
       ---------------------------
       Z. S. Kobiashvili
       Attorney-in-Fact

Date:  December 31, 2001

SIGNATURE                                   TITLE             DATE
---------                                   -----             ----
/s/ Frederick M. Bohen                      Director          December 31, 2001
---------------------------------
Frederick M. Bohen


/s/ G. Steven Farris                        Director          December 31, 2001
---------------------------------
G. Steven Farris


/s/ Randolph M. Ferlic                      Director          December 31, 2001
---------------------------------
Randolph M. Ferlic


/s/ Eugene C. Fiedorek                      Director          December 31, 2001
---------------------------------
Eugene C. Fiedorek


/s/ A. D. Frazier, Jr.                      Director          December 31, 2001
---------------------------------
A. D. Frazier, Jr.


/s/ John A. Kocur                           Director          December 31, 2001
---------------------------------
John A. Kocur


/s/ George D. Lawrence Jr.                  Director          December 31, 2001
---------------------------------
George D. Lawrence Jr.


/s/ Mary Ralph Lowe                         Director          December 31, 2001
---------------------------------
Mary Ralph Lowe


                                            Director          December 31, 2001
---------------------------------
F. H. Merelli


/s/ Rodman D. Patton                        Director          December 31, 2001
---------------------------------
Rodman D. Patton


/s/ Charles J. Pitman                       Director          December 31, 2001
---------------------------------
Charles J. Pitman

                                  EXHIBIT INDEX
EXHIBIT
NUMBER
------
  4.1 Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit 99.1 to Apache's Current Report on Form 8-K dated December 17, 1999, Commission File No. 1-4300)

  4.2 Bylaws of Apache Corporation as amended May 3, 2001 (incorporated by reference to Exhibit 3.1 to Apache's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, Commission File No. 1-4300)

  4.3  Form of Common Stock Certificate (incorporated by reference to Exhibit
       4.1 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 1-4300)

* 4.4 Rights Agreement dated as of January 10, 1986, between Apache Corporation and First Trust Company, Inc., rights agent, relating to the declaration of Common Stock Purchase Rights to Apache's common stockholders of record on January 24, 1986 (incorporated by reference to Exhibit 4.9 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4300)

  4.5 Rights Agreement, dated January 31, 1996, between Apache Corporation and Norwest Bank Minnesota, N.A., rights agent, relating to the declaration of Preferred Stock Purchase Rights to Apache's common stockholders of record on January 31, 1996 (incorporated by reference to Exhibit (a) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, Commission File No. 1-4300)

* 5.1 Opinion of Mayor, Day, Caldwell & Keeton, L.L.P., as to legality of issuance of Common Stock (incorporated by reference to Exhibit 5.1 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

*23.1 Consent of Arthur Andersen LLP (incorporated by reference to Exhibit 23.1 to Post-Effective Amendment No. 1 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on September 21, 1995)

*23.2 Consent of Coopers & Lybrand, Chartered Accountants (incorporated by reference to Exhibit 23.2 to Post-Effective Amendment No. 1 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on September 21, 1995)

*23.3 Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit 5.1)(incorporated by reference to Exhibit 23.3 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

*23.4  Consent of Ryder Scott, Petroleum Engineers (incorporated by reference to
       Exhibit 23.4 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

*24.1 Power of Attorney (included as part of the signature pages in Part II) (incorporated by reference to Exhibit 24.1 to Apache's Registration Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

-----------------
* Previously filed